Exhibit 21.1

BABCOCK & WILCOX ENTERPRISES, INC.
SUBSIDIARIES
YEAR ENDED DECEMBER 31, 2024

Name of Company	Jurisdiction of Organization	Percentage of Ownership Interest
1867BW, LLC	Delaware	100
Americon Equipment Services, Inc.	Delaware	100
Americon, LLC	Delaware	100
B&W de Panama, Inc.	Panama	100
B&W PGG Luxembourg Canada Holdings SARL	Luxembourg	100
B&W PGG Luxembourg Finance SARL	Luxembourg	100
B&W PGG Luxembourg Holdings SARL	Luxembourg	100
Babcock & Wilcox A/S	Denmark	100
Babcock and Wilcox ME Holdings Limited	United Arab Emirates	100
Babcock & Wilcox Acorn Holdings, LLC	Delaware	100
Babcock & Wilcox Australia Pty. Ltd.	Australia	100
Babcock & Wilcox Canada Corp.	Nova Scotia	100
Babcock & Wilcox Chanute, LLC	Oklahoma	100
Babcock & Wilcox Construction Co., LLC	Delaware	100
Babcock & Wilcox Developments	Delaware	100
Babcock & Wilcox de Monterrey, S.A. de C.V.	Mexico	100
Babcock & Wilcox Diamond Power Equipment Supply Co., Ltd.	China	100
Babcock & Wilcox Egypt, LLC	Egypt	100
Babcock & Wilcox Equity Investments, LLC	Delaware	100
Babcock & Wilcox FPS Inc.	Canada	100
Babcock & Wilcox Global Sales and Services Brazil Ltda.	Brazil	100
Babcock & Wilcox Global Sales & Services - Chile SpA	Chile	100
Babcock & Wilcox Global Sales and Service Pte. Ltd.	Singapore	100
Babcock & Wilcox Global Sales & Services SARL	Luxembourg	100
Babcock & Wilcox Holdings, LLC	Delaware	100
Babcock & Wilcox India Private Limited	India	100
Babcock & Wilcox International Investments Co., Inc.	Panama	100
Babcock & Wilcox International Sales and Service Corporation	Delaware	100
Babcock & Wilcox International, Inc.	Delaware	100
Babcock & Wilcox IP Holdings, LLC	Delaware	100
Babcock & Wilcox Monterrey Finance SARL	Luxembourg	100
Babcock & Wilcox New Energy Holdings, LLC	Delaware	100
Babcock & Wilcox S. Africa (Pty) Ltd.	South Africa	100
Babcock & Wilcox Singapore Pte. Ltd.	Singapore	100
Babcock & Wilcox Solar Energy, Inc.	Illinois	100
Babcock & Wilcox Solar Holdings, LLC	Delaware	100
Babcock & Wilcox SPIG, Inc.	New Jersey	100
Babcock & Wilcox Technology, LLC	Delaware	100
Babcock & Wilcox Vietnam Company Limited	Vietnam	100
Babcock & Wilcox Volund Limited	United Kingdom	100

Name of Company	Jurisdiction of Organization	Percentage of Ownership Interest
Babcock Wilcox Arabia Limited	Saudi Arabia	100
Bayou B2H, LLC	Delaware	100
BWL Energy (Teesside) Ltd.	Northern Ireland	100
Dampkraft Insurance Company	South Carolina	100
Diamond Operating Co., Inc.	Delaware	100
Diamond Power Central & Eastern Europe s.r.o.	Czech Republic	100
Diamond Power China Holdings, Inc.	Delaware	100
Diamond Power do Brasil Limitada	Brazil	100
Diamond Power Equity Investments, Inc.	Delaware	100
Diamond Power Finland OY	Finland	100
Diamond Power Germany GmbH	Germany	95
Diamond Power International, LLC	Delaware	100
Diamond Power Services S.E.A. Ltd.	Thailand	50
Diamond Power Specialty (Proprietary) Limited	Republic of South Africa	100
Diamond Power Specialty Limited	United Kingdom	100
Diamond Power Sweden AB	Sweden	100
Ebensburg Investors Limited Partnership	Pennsylvania	100
Focaliti, LLC	Delaware	100
Great Arrow Builders, LLC	Delaware	15
Massillon NG2H, LLC	Delaware	100
Mountaineer C2H, LLC	Delaware	100
P. T. Babcock & Wilcox Asia	Indonesia	100
Servicios de Fabricacion de Valle Soleado, S.A. de C.V.	Mexico	100
Servicios Profesionales de Valle Soleado, S.A. de C.V.	Mexico	100
SOFCo - EFS Holdings LLC	Delaware	100
The Babcock & Wilcox Company	Delaware	100
Timberforce A/S	Denmark	100
Wyoming C2H, LLC	Delaware	100